                                     FORM OF

                                    Agreement

                           Reference Code : ICBC-1-1-1

THIS AGREEMENT, effective on this 15th day of September, 2002, is entered into by and between:

Alps Resources Bankers Inc., a Florida Corporation with its principal offices at
340 Royal Poinciana Way, Suite 345, Palm Beach, Florida - 33480, USA,
represented by its Chairman/CFO, Mr. Dutt J. Rampadaruth;

        (hereinafter referred to as the Client)

AND

     AMALGAMATED RESSOURCES TECHNOLOGIES INC. a corporation duly formed under the laws of the State of Florida with its head office located at 292, South
County Road, suite 109, Palm Beach, Florida 33480, U.S.A., represented hereto by its President/CEO Mr. Amal Rampadaruth;

        (hereinafter referred to as ARTI)

(hereinafter referred to [at times] collectively as the Parties)

R E C I T A L S

WHEREAS ARTI is very active in establishing foreign Companies in the US and helping them with all their needs inclusive of financial needs via a vast array of financial tools;

WHEREAS ARTI declares to be able to deploy those efforts in order to carry out such activities to satisfactory conclusions for the benefit of both Parties;

WHEREAS ARTI further declares that its activities are both legal and legitimate activities to be carried out under American laws.

WHEREAS the Client has expressed his will to benefit from ARTI'S help and assistance in order to effectively establish itself and or its assign in the US and start operating as a US Corporation;

NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged by each Party, and for the mutual covenant set forth hereunder the Parties hereby agree as follows:

1.       WHEREAS CLAUSES:  The above WHEREAS clauses are hereby incorporated in these presents by reference and form a part hereof.

2.     CLIENT'S UNDERSTANDINGS & COMMITMENTS:  By entering into this present agreement the Client hereby understands and irrevocably and unconditionally agree to the followings:

         a) Client has approached ARTI in order to raise funds for its project;

         b) ARTI will incorporate a Florida Corporation for its benefits.
Exhibit A contained herein must be duly filed by Client in order for ARTI'S assign, Amalgamated Resources Holdings Inc., to effectively incorporate Client's
Company. Exhibit A attached hereto forms an integral part of this Agreement;

         c) Client's new Florida Corporation will issue in all One Hundred
Million Shares at 0.0001$ per Share;

         d) The Florida Corporation will merge Client's business ideas and others against 25,000,000 Common Shares of all of its issued and outstanding
Shares;

         e) ARTI and its assign, will raise funds for the new Florida
Corporation via various tools such as a guaranteed bond issue, private investors, grants, loans and others as might be applicable,

         f) Client will pay out of proceeds of received funds the net amount of
Four Hundred and Fifty Thousand United States Dollars (450,000.00 US$) or 10% of
raised amount whichever greater plus a certain number of Stocks for ARTI'S services;

         j) Client will be solely responsible for running his business;

         k) All control and decision making process will lie with Client solely;

         l) ARTI will be entitled to three seats on the Board of Directors of the Company;

         m) The total number of Directors of the Company will not exceed seven
(7);

         n) ARTI'S Directors' appointment will be ruled by the Golden parachute edict - i.e. One Hundred Thousand US Dollars paid to each Director, yearly, in case of sale of the Company and for the entire  duration of the company's life under its actual name and or any other names. Said rule will only change in case of the Company being bankrupt.

         o) For its assistance and managerial services and help, ARTI will be paid monthly the net amount of Fifteen Thousand United States Dollars
(15,000.00US$) without right of termination and or revocation by Client or management of its Company thereof. Said payments will be entered in the Charter of the Corporation and will remain in full force until the Company is bankrupt and or ceases entirely its activity. A name change of the Company or a change of ownership cannot terminate this Agreement. All payments will be made on the 1st of each month or the next business day if the 1st is a holiday, by a Corporate
Check made in ARTI'S name and mailed to it at its mailing address;

         p) CLI hereby warrants and represents that it will provide ARTI with the following documentation and as such, take full responsibility under penalty of perjury and fraud, for the authenticity and accuracy of the document:

     - Full English version of the project,

     q) Client understands that, should any document(s), as mentioned in section
p) hereinabove, be either fraudulent, inaccurate and or any such document(s) are omitted willfully or genuinely, sanctions will be applied to their fullest extent and or to the fullest extent of the Law whichever more damaging;

     r) Client understands that should events as described hereinabove Sec. q)
take place, all fees due will be immediately payable and in signing this present
Agreement, Client undertakes to make such payment at first demand without recourse, delays and or others;

     s) Client understands that should any or all of above events occur, it will be liable for damages not to exceed twenty five percent (25%) of the funds to be raised on top of any initial costs;

     t) Client hereby warrants and represents that all information remitted to
ARTI are true and accurate;

     u) Client hereby warrants and represents that it holds ARTI harmless of any and all misrepresentations made based on erroneous information given verbally, in writing, by fax, by hard copy and by email transmission by ARTI based on information received from them (Client) by email, fax, telephone, hard copy and any other means of communication existing and or future;

     v) Client hereby warrants and represents that it is aware that, and fully accepts that, as per terms and conditions set forth herein and as per Sec. v)
hereinabove, if ever problems should arise due to non communication, misrepresentation and other gross negligence and or fraud made and or attempted by CLI, ARTI will reserve all its rights and will immediately cease all activities and prosecute CLI to the fullest extent of the law;

     w) Client understands that delay might increase if ever market conditions change drastically, or representations made by itself regarding the feasibility of the contemplated business turn out to be inaccurate, or, if it does not submit all files and any and all documentation that may be required timely;

     x) Client hereby mandates ARTI for twenty four months (24) from date of incorporation by ARTI of its new Florida Corporation to accomplish all legal actions it will deem necessary to satisfactorily succeed in its task(s) as detailed herein;

     y) Client understands and accepts that Neither ARTI nor its associates have made any representation concerning the future value of the new company and they shall assume no liability as a result of future declines in the value at present and or afterwards;

     z)  Client understands and accepts that neither ARTI nor any other agent of
ARTI and or associates of ARTI has made any representation of the future value of the new company. All representation, if any, are merged herein;

     a1) Client hereby warrants and represents that it has completed its due diligence on the proposed transaction and is satisfied that ARTI have delivered sufficient information and documents pertaining to underlying value and feasibility of said deal;

     b1) Client understands and accepts that as long as its results closely follow its business plan, ARTI and its associates will continue with their support and expertise;

     b2) Client understands and accepts that funds will be disbursed in two stages to the new Florida Corporation. 1 Million Dollars paid in the first stage and 2 Million Dollars in the second stage;

     B3) Client understands and accepts that the second stage will take place within 24 months after accomplishment of the first stage;

     B4) Client understands that the commission of 450,000 Dollars is solely payable after accomplishment of the second stage financing;

     B5) Client understands that the monthly payments of 15,000 Dollars are due immediately after receipt of the first stage financing.

4.  CLIENT'S DECLARATIONS:  The Client hereby represents and warrants to ARTI that he is a sophisticated investor (as that term commonly means in financial markets) and has a sufficient knowledge and/or experience in financial and business matters to be capable of evaluating the information and the risks relating to aforementioned contemplated transaction.

5.     ARTI'S OBLIGATIONS:

          ARTI hereby warrants and represents that it has the possibility to cause to be raised funds via a variety of financial and commercial tools;

          ARTI hereby warrants and represents that it will cause to be raised a gross amount of Three Million  (3,000,000.00 US$) United States
          Dollars, on a best efforts basis, against 5,000,000 shares of the
          Florida Corp;

          ARTI hereby warrants and represents that it might cause to be sold, on a best efforts basis,  shares of the new Florida Company to private investors or others in order to raise part of the contemplated funds amounting to a gross of One Million United States Dollars
          (1,000,000.00US$);

          ARTI hereby warrants and represents that it might use Secured
          Industrial Revenue Bonds, Secured Municipal Bonds and Secured
          Corporate Debentures and or others in order to raise the required funds or balance of funds amounting to 2 Million United States
          Dollars - as applicable.

          ARTI hereby warrants and represents that the final choice used in order to raise funds for the new Company rests solely with it and that a final decision will be made based on market and economic conditions once the transaction starts.

6.     POWER OF ATTORNEY:  In order to allow ARTI to make all the necessary arrangements to fulfill its above mentioned obligations, the Investor will grant
ARTI the power to act accordingly.

7.     TERM:  The term of this Agreement is twenty four (24) months from the day of incorporation of the new Florida Corporation. This Agreement shall then be terminated without further notice unless sooner terminated by the Investor pursuant to the terms of the following section.

8.     COMMUNICATION RESTRICTIONS:  The Client hereby agrees and warrants on his behalf and on behalf of his attorney(ies), accountant(s), agents and representatives that he, and any of them, will not communicate or attempt to open communications with any third parties regarding the details relating to
ARTI'S Contacts. These Contacts are ARTI'S proprietary.

         Any such attempted communication shall be considered a breach of contract and may lead ARTI to terminate this Agreement.

9.  NON-DISCLOSURE:  The Client hereby acknowledges and understands that this agreement and all information and documentation provided to the Investor by ARB are strictly CONFIDENTIAL. The Client agrees to use such documents and or information only for the purposes of this Agreement, and for no other reason, and will disseminate such information to only those persons whose duties justify their need to know, and none other.

10.  COMMISSIONS AND EXPENSES:  The Parties hereto hereby agree that each Party shall be responsible only for those commissions, fees, costs and expenses that each has agreed to pay, and that the Party that has incurred the obligations shall indemnify and hold harmless the other Party against any claim, demand, or expense, however arising.

11.  TAXES:  The Parties agree that they are individually and separately liable for their own taxes, imposts, levies, duties or charges that are applicable to the execution of their duties as per the laws of their respective jurisdiction.

12.  FORCE MAJEURE:  The Parties hereby agree that if, during the term of this
Agreement, acts of God, civil disturbances, governmental orders or labor disputes occur in any country where any act set forth in this Agreement is being carried out in whole, or in part, by either Party hereto, which makes performance by that Party impossible to carry out, then this Agreement shall be declared terminated from the date that Party sends a written notification thereof to the other Party hereto. Said notice should then specify in reasonable details the specific "force majeure" relied upon.

13.  BINDING EFFECT, ASSIGNMENT:  The Parties hereto hereby agree that this
Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, PROVIDED, however, that this Agreement has not been assigned in whole, or in part, without the prior written consent of the other Party.

14.  TIME IS OF THE ESSENCE:  Each Party hereto hereby agrees that time and timely performance are of the essence of this Agreement and of the covenants and provisions herein.

15.  SEVERABILITY: If any term, condition, clause or provision of this Agreement shall be declared to be void or invalid in law, then only said invalid text shall be stricken from this Agreement that will otherwise remain valid for all other respects.

16.  FACSIMILE TRANSMISSION:  Any facsimile document pertaining to this
Agreement shall be considered an original, binding and enforceable document.
Nevertheless, each Party has the right to require a subsequent courier delivery of any such document.

17. NO OFFER TO BUY OR SELL SECURITIES:  The Client hereby acknowledges that this Agreement is in no way an offer to buy or sell securities and is not an
"Investment Contract".

         The Client acknowledges that he is responsible to obtain adequate information relating to this Agreement and that it is his/her responsibility to conduct his/her due diligence accordingly.

18.     NOTICES:  Any notice shall be sent via fax as follows:

Client                              Tel. No.:        ++1 561 659 4362
                                    Fax No.:++1 561 651 7463
                                    Email:           info@alpsbankers.com

ARTI                                Tel. No.:        ++1 561 659 9054
                                    Fax No.:++1 775 254 2146
                                    Email:            arti@argroup.ws

         A fax receipt confirmation shall be sent back to the sender within 3 days. If such confirmation is not made, the sender will then use an express courier service to send his notice. The delivery acknowledgement will then suffice to prove its receipt.
         The Parties hereto may change their designated address, telephone and fax numbers shown above by giving the other Party 3-day written notice.

19.      JURISDICTION:  This agreement shall be governed by and construed in accordance with the laws of the United States of America. Venue for any dispute arising between the Parties shall be the State of Florida.

20.      AMENDMENTS:  Any change or modification to this Agreement must be made in writing and executed by the Parties hereto as a condition prior to the implementation of such changes and/or modifications

21. OTHER REPRESENTATIONS AND WARRANTIES:  Both Parties hereto, severally and individually, hereby represent and warrant to each other that (i) each Party has thoroughly read and reviewed this Agreement; (ii) each Party has had a full and complete opportunity for advice of independent counsel of his own choice regarding this Agreement; (iii) each Party's signatory is a commercially sophisticated businessperson intending to consummate transactions in connection with this Agreement and intending to be legally bound thereby and (iv) the
English Language shall be used for all correspondence pertaining to this
Agreement and the services provided by all involved parties.

22. BOARD OF DIRECTORS AUTHORISATION:  By the execution of this Agreement, Mr.
Amal Rampadaruth hereby confirms that he has been duly and effectively authorized by the Board of Directors of ARTI to execute, perform and deliver this Agreement and Mr. Dutt J. Rampadaruth hereby confirms that he has been duly and effectively authorized by the Board of Directors and Shareholders of Alps
Resources Bankers Inc. to execute, perform and deliver this Agreement.

23. ENTIRE AGREEMENT: The Parties hereto hereby agree that this Agreement constitutes the sole and only agreement of the Parties hereto and supersedes any prior understandings or agreements, written or oral, between the Parties. IN
WITNESS WHEREOF, both Parties have signed as of the date first written above.

INVESTOR                              ARTI

/s/ on file                           /s/ on file
--------------------------------      --------------------------------
Mr. Dutt J. Rampadaruth               By:  Mr. Amal Rampadaruth

Chairman/CFO                          President/CEO
--------------------------------      --------------------------------

Exhibit A of Agreement ICBC-1-1-1

             Incorporation of a Company under Florida's Jurisdiction

--------------------------------        --------------------------------
Name of the Company
(By priority)
Choice 1                                Industrie Caribeenne de Boulangerie Corp.

--------------------------------        --------------------------------
Purpose of company                      Any and all legal activities
                                        --------------------------------

                                        --------------------------------

--------------------------------        --------------------------------
Total Number of Shares                  100,000,000
--------------------------------        --------------------------------
                                        0.0001$
Par value                               --------------------------------

--------------------------------        --------------------------------
Name of the Directors                   Address of the Directors
--------------------------------        --------------------------------
F. Y. Leibnitz________________          Guadeloupe
H. Sousseing__________________          Guadeloupe_______________________

--------------------------------        --------------------------------
Name of the Officers                    Address of the Officers. Include
                                        telephone, fax and email address for the
                                        president.
                                        --------------------------------

--------------------------------        --------------------------------
President                               Guadeloupe
F Y. Leibnitz                           --------------------------------
--------------------------------
Secretary                               --------------------------------
Dutt J. Rampadaruth                     Palm Beach, Florida
--------------------------------
Treasurer                               Guadeloupe
Henri Sousseing

--------------------------------        --------------------------------
Names of Officers authorized to         Specimen signatures of Officers
sign on bank account                    authorized to sign on bank account

----------------------------------------------
1 F. Y. Leibnitz______________
2 H. Sousseing________________
                 (ON FILE)
Names of officers to whom visa cards will be issued
                                         1__________________________________
F. Y. Leibnitz________________           2__________________________________
2 H. Sousseing________________

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We hereby request you to open a bank account for us as well as act as our resident agent. (Copy of passport herewith enclosed for each signatory on bank account and each holder of a visa card).
--------------------------------------------------------------------------------

F. Y. Leibnitz & H. Sousseing (Signature on file)